Exhibit 99.1

Agilent Technologies Reports First Quarter Fiscal Year 2020 Financial Results
Highlights:

•	Revenue of $1.36 billion represents 5.7% reported growth, up 2.4% on a core(1) basis

•	GAAP net income of $197 million or 63 cents per share

•	Non-GAAP(2) net income of $252 million, or 81 cents per share

•	Second-quarter revenue guidance in a range of $1.28 billion to $1.32 billion, with non-GAAP earnings guidance of 72 cents to 76 cents per share

•	Maintaining full-year 2020 revenue guidance of $5.50 billion to $5.55 billion and non-GAAP earnings guidance of $3.38 to $3.43 per share

SANTA CLARA, Calif., Feb. 18, 2020 - Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.36 billion for the first quarter ended Jan. 31, 2020, up 5.7% year over year (and up 2.4% on a core(1) basis).
On a GAAP basis, first-quarter net income was $197 million or 63 cents per share. This compares with $504 million or $1.57 per share in the first quarter of fiscal year 2019. GAAP earnings per share were down 60% year over year. Non-GAAP(2) net income was $252 million or 81 cents per share during the quarter compared with $244 million or 76 cents per share during the first quarter a year ago. Non-GAAP earnings per share were up 7% year over year.
“The Agilent team delivered a strong start to 2020. Our revenues were above expectations with growth across all regions and markets, and earnings per share at the top end of our guidance,” said Mike McMullen, Agilent president and CEO. “Our first-quarter results provide clear evidence our growth strategy is working.”
Financial Highlights
Life Sciences and Applied Markets Group
First-quarter revenue of $638 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) was up 5% year over year (and down 2% on a core(1) basis). LSAG’s operating margin was 24.8%.
Agilent CrossLab Group
First-quarter revenue of $470 million from the Agilent CrossLab Group (ACG) grew 6% year over year (up 7% on a core(1) basis). ACG’s operating margin was 25.4%.
Diagnostics and Genomics Group

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First-quarter revenue of $249 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 6% year over year (up 7% on a core(1) basis). DGG’s operating margin was 13.5%.
Second-Quarter and Full-Year Outlook
Agilent expects second-quarter 2020 revenue in the range of $1.28 billion to $1.32 billion. Second-quarter 2020 non-GAAP(3) earnings are expected to be in the range of 72 cents to 76 cents per share after factoring in the potential impact of the coronavirus disease 2019 (COVID-19).
The company is maintaining its previous outlook and expects revenue of $5.50 billion to $5.55 billion for fiscal year 2020. Fiscal year 2020 non-GAAP(3) earnings guidance also remains unchanged in the range of $3.38 to $3.43 per share.
The outlook is based on Jan. 31, 2020, currency exchange rates.
Conference Call
Agilent’s management will present additional detail regarding the company’s first-quarter 2020 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2020 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.
Additional financial information can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.
About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. Now in its 20th year as an independent company delivering insight and innovation toward improving the quality of life, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.16 billion in fiscal 2019 and employs 16,300 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom.
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Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance for the second quarter and full fiscal year 2020, the impact of coronavirus disease 2019 (COVID-19) and future amortization of

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intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended October 31, 2019. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.
(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q1 FY20 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q2 FY20 and full fiscal year 2020 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.
(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, and Nucleic Acid Solutions Division (“NASD”) site costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability including the impact of the 2017 Tax Act. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3) Non-GAAP earnings per share as projected for Q2 FY20 and full fiscal year 2020 excludes primarily the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, Nucleic Acid Solutions Division (“NASD”) site costs and mergers and acquisitions announced but not closed. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $46 million per quarter.
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INVESTOR CONTACT:
Ankur Dhingra
+1 408-345-8948
ankur_dhingra@agilent.com

MEDIA CONTACT:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2020	2019

Net revenue	$1,357	$1,284

Costs and expenses:
Cost of products and services	634	577
Research and development	104	102
Selling, general and administrative	404	355
Total costs and expenses	1,142	1,034

Income from operations	215	250

Interest income	3	10
Interest expense	(20)	(18)
Other income (expense), net	21	6

Income before taxes	219	248

Provision for (benefit from) income taxes	22	(256)

Net income	$197	$504

Net income per share:
Basic	$0.64	$1.58
Diluted	$0.63	$1.57

Weighted average shares used in computing net income per share:
Basic	310	318
Diluted	313	322

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,226	$1,382
Accounts receivable, net	966	930
Inventory	706	679
Other current assets	204	198
Total current assets	3,102	3,189

Property, plant and equipment, net	844	850
Goodwill and other intangible assets, net	4,648	4,700
Long-term investments	118	102
Other assets	789	611
Total assets	$9,501	$9,452

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$329	$354
Employee compensation and benefits	253	334
Deferred revenue	379	336
Short-term debt	675	616
Other accrued liabilities	256	440
Total current liabilities	1,892	2,080

Long-term debt	1,787	1,791
Retirement and post-retirement benefits	354	360
Other long-term liabilities	620	473
Total liabilities	4,653	4,704

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 310 million shares at January 31, 2020 and 309 million shares at October 31, 2019, issued	3	3
Additional paid-in-capital	5,293	5,277
Accumulated earnings (deficit)	73	(18)
Accumulated other comprehensive loss	(521)	(514)
Total stockholders' equity	4,848	4,748
Total liabilities and equity	$9,501	$9,452

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2020	2019
Cash flows from operating activities:
Net income	$197	$504
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	79	54
Share-based compensation	27	24
Excess and obsolete inventory related charges	4	4
Gain on fair value investment	(16)	—
Other non-cash expenses, net	2	3
Changes in assets and liabilities:
Accounts receivable, net	(40)	(22)
Inventory	(32)	(12)
Accounts payable	(15)	(16)
Employee compensation and benefits	(80)	(71)
Other assets and liabilities	(185)	(255)
Net cash provided by (used in) operating activities (a)	(59)	213

Cash flows from investing activities:
Investments in property, plant and equipment	(34)	(39)
Payment to acquire fair value investments	(1)	(2)
Payment in exchange for convertible note	—	(1)
Acquisition of businesses and intangible assets, net of cash acquired	—	(248)
Net cash used in investing activities	(35)	(290)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	32	22
Payment of taxes related to net share settlement of equity awards	(33)	(13)
Payment of dividends	(56)	(52)
Proceeds from revolving credit facility	432	—
Repayment of revolving credit facility	(372)	—
Repayment of finance lease	(4)	—
Purchase of non-controlling interest	—	(4)
Treasury stock repurchases	(60)	(75)
Net cash used in financing activities	(61)	(122)

Effect of exchange rate movements	(1)	9

Net decrease in cash, cash equivalents and restricted cash	(156)	(190)

Cash, cash equivalents and restricted cash at beginning of period	1,388	2,254

Cash, cash equivalents and restricted cash at end of period	$1,232	$2,064

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,226	$2,057
Restricted cash, included in other assets	$6	$7
Total cash, cash equivalents and restricted cash	$1,232	$2,064

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$241	$21
Interest payments	$17	$25

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2020	Diluted EPS	2019	Diluted EPS
GAAP net income	$197	$0.63	$504	$1.57
Non-GAAP adjustments:
Intangible amortization	48	0.15	28	0.09
Transformational initiatives	13	0.04	5	0.02
Acquisition and integration costs	13	0.04	10	0.03
NASD site costs	—	—	2	0.01
Other	6	0.02	1	—
Tax benefit on intra-entity asset transfer	—	—	(299)	(0.93)
Adjustment for taxes (a)	(25)	(0.07)	(7)	(0.03)
Non-GAAP net income	$252	$0.81	$244	$0.76

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2020 and 2019, management used a non-GAAP effective tax rate of 15.5% and 17%, respectively.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, NASD site costs, and tax benefit on intra-entity asset transfer.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to investigate or effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Other includes certain legal costs, settlements and an unrealized gain related to our equity securities in addition to other miscellaneous adjustments.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q1'20	Q1'19
Revenues	$638	$607
Gross Margin, %	60.2%	62.1%
Income from Operations	$158	$159
Operating margin, %	24.8%	26.1%

Diagnostics and Genomics Group

	Q1'20	Q1'19
Revenues	$249	$235
Gross Margin, %	51.7%	54.0%
Income from Operations	$34	$33
Operating margin, %	13.5%	14.0%

Agilent CrossLab Group

	Q1'20	Q1'19
Revenues	$470	$442
Gross Margin, %	51.8%	51.3%
Income from Operations	$119	$105
Operating margin, %	25.4%	23.9%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, and NASD site costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'20	Q1'19	Year-over-Year % Change

Life Sciences and Applied Markets Group	$638	$607	5%

Diagnostics and Genomics Group	249	235	6%

Agilent CrossLab Group	470	442	6%

Agilent	$1,357	$1,284	6%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q1'20	Q1'19	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$590	$607	(3)%	(2)%	-1 ppt	$(2)

Diagnostics and Genomics Group	249	235	6%	7%	-1 ppt	(1)

Agilent CrossLab Group	470	442	6%	7%	-1 ppt	(2)

Agilent (Core)	$1,309	$1,284	2%	2%	—	$(5)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.